Exhibit 99.1

Caliber Announces Second Contribution to Caliber Hospitality Trust

•L.T.D. Hospitality Group agrees to contribute nine Virginia-based hotels including IHG and Marriott brands to Caliber Hospitality Trust; the second of several planned contributions

•Upon closing, the contribution will expand Caliber Hospitality’s portfolio to 15 hotels from six and more than double its portfolio valuation to $405 million

•Contribution will also increase Caliber’s FV AUM by 25% and its asset management revenue run rate by approximately $2 million, or 20%

SCOTTSDALE, Ariz., Aug. 10, 2023 — CaliberCos Inc. (NASDAQ: CWD) (“Caliber”), a leading vertically integrated alternative asset manager, today announced that it has reached an agreement with L.T.D. Hospitality Group LLC (“L.T.D.”) in which L.T.D. has agreed to contribute nine hotel properties to its subsidiary, Caliber Hospitality Trust (“CHT”), an externally advised private hospitality corporation. The transaction is subject to customary closing conditions and is expected to close by the end of the third quarter of 2023.

Based in Virginia Beach, Va., L.T.D. is a hospitality management and development company founded in 1983, led by managing principals Neel Desai and Malay Thakkar. All nine properties to be contributed by L.T.D. are in Virginia and include a mix of upscale to upper upscale hotels across multiple IHG and Marriott brands.

Formed in 2022, CHT accepted its initial contribution of six hotels in Arizona in the first quarter of 2023 from Funds managed by Caliber. The value of this initial portfolio was approximately $186 million as of June 30, 2023.

The execution of a contribution agreement with L.T.D. marks CHT’s second contribution of assets, which, upon transaction closing, will grow CHT’s assets under management (“AUM”) to $405 million. Under the terms of the contribution agreement, L.T.D. will receive cash and/or operating partnership units (“OP Units”) in exchange for the contribution of its nine hotels.

Upon closing, this addition will more than double the value of CHT’s current portfolio to $405 million and increase Caliber’s FV AUM1 by approximately 25%. In addition, Caliber’s asset management revenue run rate will further increase by approximately $2 million, or 20%2,
1 Fair value assets under management is defined as the aggregate fair value of the real estate assets the Company manages from which it derives management fees, performance revenues and other fees and expense reimbursements, as of June 30, 2023.
2 Asset management revenue run rate is an estimate that annualizes asset management revenue, which are on a basis that deconsolidates the consolidated funds, for the month ended June 30, 2023.

considering the value of the portfolio contributed and the terms of the contribution and management agreements. Caliber is in active discussions with other potential third parties and expects to make additional announcements in the second half of 2023.

Commenting on CHT’s plans for growth, Caliber CEO Chris Loeffler said, “We believe there are a substantial number of hotel owners across the U.S. who are looking for a compelling alternative to asset sales to access liquidity, reduce and extend debt, pay for property improvement plans, or access well-priced operating and growth capital. These hoteliers are typically highly experienced professionals – second or third generation hotel owners – who are committed to their businesses and see the opportunity that comes with greater scale and access to permanent capital. The Caliber Hospitality Trust offers these potential benefits to contributors who also see a moment in time when distressed assets may offer discounted purchase prices.

“Our model allows our contributor partners to do what they do best – own, invest in, and operate successful hotels – while Caliber provides capital, expertise and other resources including technology, data and analytics, training, and business support services so they can continue to grow their businesses. This partnership enables CHT to expand its real estate portfolio, while also attracting talented and experienced hotel executives with a proven track record of success, deep local market and hospitality sector knowledge, and valuable relationships.

“L.T.D. is an ideal first contributor that validates our strategy. We are very excited to welcome Neel Desai and the L.T.D. team to CHT. Neel has decades of experience, and we look forward to him joining Caliber Hospitality’s Board of Directors to help guide our growth.”

“We are thrilled to join forces with Caliber and CHT and look forward to working closely with the entire Caliber team,” said Neel Desai, managing principal of L.T.D. Hospitality Group. “When L.T.D. bought its first hotel in 1983, we dreamed our business would grow within the Hampton Roads region, known for its thriving economy from industries such as defense, tourism, healthcare and education. Forty years later, our dreams are coming true, and now we have more exciting opportunities ahead by partnering with Caliber Hospitality Trust. We share Caliber’s entrepreneurial approach and growth mindset and are excited to leverage their deep real estate expertise, capital resources and robust operating platform to take our business to the next level while working to create value for all of CHT’s shareholders.”

L.T.D.’s contribution will expand Caliber’s multi-state footprint into Virginia, another vibrant growth market. Hampton Roads comprises the Virginia Beach-Norfolk-Newport News metropolitan area, which has a population of approximately 1.8 million. The region is known for its significant military presence and home to the Port of Virginia, one of the busiest ports on the East Coast. The area is a tourist mecca with 3,000 miles of shoreline with beautiful beaches and hundreds of historical sites and attractions, including Colonial Williamsburg, the historic Jamestown Settlement, the Virginia Air and Space Museum, and Busch Gardens.

Founding Contributors have the opportunity to receive operating capital and an immediate ownership stake in the company through a tax-free exchange for OP Units. Caliber has set a target date of September 30, 2023, for potential partners to sign term sheets to contribute their hotels to CHT. Interested parties should reach out to Invest@CaliberCo.com for additional information.

About CaliberCos Inc.
Caliber (NASDAQ: CWD) is an alternative asset management firm whose purpose is to build generational wealth for investors seeking to access opportunities in real estate. Caliber differentiates itself by creating, managing, and servicing proprietary products, including middle-market investment funds, private syndications, and direct investments, which are managed by our in-house asset services group. The Company leverages access to both the public and private markets to maximize value for its customers and funds. Our funds include investment vehicles focused primarily on real estate, private equity, and debt facilities. Additional information can be found at Caliberco.com and CaliberFunds.co.

About Caliber Hospitality Trust
Caliber Hospitality Trust (“CHT”), an externally advised private hospitality corporation, is a subsidiary of CaliberCos Inc. (NASDAQ: CWD). Led by an experienced team of agile entrepreneurs and specialists, CHT offers a unique opportunity in an UPREIT transaction for hotel owners and managers to access scale on a tax-deferred basis. CHT is targeting middle-market full service, select service, extended stay, and lifestyle hotels in attractive geographic locations. CHT’s asset management technology enables management of mixed asset classes, top-tier brands, and third-party managers, who all interact via an integrated platform.

About L.T.D. Hospitality Group
Founded in 1983, L.T.D. Hospitality Group is headquartered in Virginia Beach, Va., and is comprised of several key lodging-sector business units, including Asset Management, Hotel Management, and Development. L.T.D. is recognized as a distinguished leader in the hospitality industry with a portfolio of premium-branded properties and fast casual eateries.

Forward Looking Statements
This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-
looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate including, but not limited to, the closing of the transaction with L.T.D. Hospitality Group LLC. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the Company’s public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

CONTACTS
Caliber:
Samantha Vrcic
+1 480-295-7600
Samantha.Vrcic@caliberco.com

Media Relations:
Kelly McAndrew
Financial Profiles
+1 203-613-1552
KMcAndrew@finprofiles.com

Investor Relations:
Julie Kegley
Financial Profiles
+1 310 622 8246
jkegley@finprofiles.com
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